                                                                     EXHIBIT 4.2

                           INVESTOR RIGHTS AGREEMENT
                           -------------------------


     This INVESTOR RIGHTS AGREEMENT (this "Agreement) is made and entered into
                                           ---------
as of the 5th day of June, 1995 by and between ANALYTICAL GRAPHICS, INC., a Pennsylvania corporation (the "Company), and SPACEVEST FUND, L.P., a Delaware limited partnership (the "Investor).

                                R E C I T A L S
                                - - - - - - - -

     A. The Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, shares of the Company's Series A Preferred Stock (Series A Stock) on the terms and conditions set forth in that certain
       -------  -----
Series A Preferred Stock Purchase Agreement, of even date herewith by and between the Company and the Investor (the "Series A Agreement).
                                           ------------------

     B. The Series A Agreement provides that the Investor shall be granted certain information and registration rights and rights of first refusal, all as more fully set forth herein.

     1.   INFORMATION RIGHTS.
          ------------------

          1.1  FINANCIAL INFORMATION. The Company covenants and agrees that,
               ---------------------
commencing on the date of this Agreement, for so long as the Investor holds shares of Series A Stock issued under the Series A Agreement or shares of Common Stock of the Company (Common Stock) issued upon the conversion of such shares of
                      ------------
Series A Stock (Conversion Stock) the Company will:
                ----------------

               (A)  ANNUAL REPORTS. Furnish to the Investor, as soon as
                    --------------
practicable and in any event within seventy-five (75) days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. The Company hereby covenants and agrees to deliver to the Investor all audited financial statements required by this Section l.l(a), for the Company's 1994 fiscal year, on or before September 1, 1995;

               (B)  QUARTERLY REPORTS. Furnish to the Investor as soon as
                    -----------------
practicable, and in any case within forty five (45) days after the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, and an unaudited Statement of Income and an unaudited Statement of Cash Flows, together with a comparison to the Company's operating plan and budget and statements of the Chief Financial Officer of the Company explaining any significant differences in the statements from the Company's operating plan and budget for the period and stating that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the fiscal quarter covered;

               (C)  ANNUAL BUDGET. Furnish to the Investor as soon as
                    -------------
practicable and in any event no later than thirty (30) days after the close of each fiscal year of the Company, an annual operating plan and budget, prepared on a monthly basis, for the next immediate fiscal year. The Company shall also furnish to the Investor, within a reasonable time of its preparation, amendments to the annual budget, if any.

         1.2   INSPECTION RIGHTS. The Company shall permit the Investor, at the
               -----------------
Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor. The Investor agrees to hold all information received from such inspections in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

         1.3   TERMINATION OF CERTAIN RIGHTS. The Company's obligations under
               -------------------------------
Sections 1.1 and 1.2 above will terminate upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the "Securities Act").

     2.   REGISTRATION RIGHTS.
          -------------------

          2.1  DEFINITIONS. For purposes of this Section 2:
               -----------

               (A)  REGISTRATION. The terms "register, registered, and
                    ------------             --------  ----------
"registration" refer to a registration effected by preparing and filing a
 ------------
registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

               (B)  REGISTRABLE SECURITIES. The term "Registrable Securities"
                    ----------------------            ----------------------
means: (1) all shares of Conversion Stock that are now owned or may hereafter be acquired by the Investor or any of the Investor's permitted successors and assigns; and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however, any
                                   ----------
Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

               C)   REGISTRABLE SECURITIES THEN OUTSTANDING. The number of
                    ---------------------------------------
shares of "Registrable Securities then outstanding" shall mean the number of
           ---------------------------------------
shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

               (D) SEC. The term "SEC" or "Commission" means the U.S. Securities
                   ---            ---      ----------
and Exchange Commission.

     2.2  DEMAND REGISTRATION.
          -------------------

               (A)  REQUEST BY THE INVESTOR. If the Company shall receive at any
                    -----------------------
time after the date twelve (12) months after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Investor that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Investor requests to be registered and included in such registration by written notice given by the Investor to the Company, subject only to the limitations of this Section 2.2; provided that the
                                                     ---------
Registrable Securities requested by the Investor to be registered pursuant to such request must either (i) be at least twenty-five percent (25 %) of all Registrable Secunties then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $1,000,000.00.

               (B)  UNDERWRITING. If the Investor intends to distribute the
                    ------------
Registrable Securities covered by its request by means of an underwriting, then the Investor shall so advise the Company as a part of its request made pursuant to this Section 2.2. In such event, the Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise the Investor, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s); provided, however, that the
                                                    --------  -------
number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

               (C)  MAXIMUM NUMBER OF DEMAND REGISTRATIONS. The Company is
                    --------------------------------------
obligated to effect only one (1) such registration pursuant to this Section 2.2.

               (D)  DEFERRAL. Notwithstanding the foregoing, if the Company
                    --------
shall furnish to the Investor a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Investor; provided, however, that the
                                              --------  -------
Company may not utilize this right more than once in any twelve (12) month period.

               (E)  EXPENSES. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of counsel for the Investor (but excluding underwriters' discounts and commissions), shall be borne by the Company. The Investor shall bear its proportionate share (based on the total number of shares sold in such registration) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Investor; provided,
                                                                  --------
further, however, that if at the time of such withdrawal, the Investor has
----------------
learned of a material adverse change in the condition, business, or prospects of the Company not known to the Investor at the time of its request for such registration and has withdrawn its request for registration with reasonable promptness after learning of such material adverse change, then the Investor shall not be required to pay any of such expenses and shall retain its rights pursuant to this Section 2.2.

     2.3  PIGGYBACK REGISTRATIONS.
          -----------------------

               (A)  REGISTRATION RIGHTS. The Company shall notify the Investor
                    -------------------
in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2
----------
of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford the Investor an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Investor. If the Investor desires to include in any such registration statement all or any part of the Registrable Securities held by the Investor, it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Investor wishes to include in such registration statement. If the Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               B)   UNDERWRITING. If a registration statement under which the
                    ------------
Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Investor in writing. In such event, the right of the Investor to have its Registrable Securities included in a registration pursuant to this Section 2.3 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's

Registrable Securities in the underwriting to the extent provided herein. In connection with such underwritten offering, the Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter or underwriters determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company in full, and second, to
                                 -----                              ------
the Investor; provided however, that the right of the underwriters to exclude
              ----------------
shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that: (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the shares included in the registration, except for a registration relating to the Company's initial public offering from which all Registrable Securities may be excluded; and (ii) all shares that are not Registrable Securities and are held by persons who are employees or directors of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

               (C)  EXPENSES. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and blue sky registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of counsel for the Investor, shall be borne by the Company. The Investor shall bear its proportionate share (based on the total number of shares sold in such registration) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such registration.

          2.4  OBLIGATIONS OF THE COMPANY. Whenever required to effect the
               --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Investor, keep such registration statement effective for up to ninety (90) days.

               (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (C) Furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor that are included in such registration.

               (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

               (F) Notify the Investor at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (G) Furnish, at the request of the Investor, on the date that its Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Investor, addressed to the underwriters, if any, and to the Investor, and (ii) a comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Investor, addressed to the underwriters, if any, and to the Investor requesting registration of Registrable Securities.

          2.5  FURNISH INFORMATION. It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to Sections 2.2 or 2.3 that the Investor shall furnish to the Company such information regarding the Investor, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

          2.6  DELAY OF REGISTRATION. The Investor shall not have any right to
               ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.7  INDEMNIFICATION. In the event any Registrable Securities are
               ---------------
included in a registration statement under Sections 2.2 or 2.3:

               (A)  BY THE COMPANY. To the extent permitted by law, the Company
                    --------------
shall indemnify and hold harmless the Investor and its partners, any underwriter (as defined in the Securities Act) for the Investor and each person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act") (collectively,
                                                       ---------
"Investor Indemnities), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
                 ---------

               (I) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (II) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (III) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each of the Investor Indemnities for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection
-------- -------
2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Investor Indemnities, including without limitation, any information furnished by the Investor to the Company pursuant to Section 2.5 hereof.

               (B)  BY THE INVESTOR. To the extent permitted by law, the
                    ---------------
Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act (collectively, "Company Indemnities), against any losses, claims, damages or liabilities ( one or several) to which the Company or any such Company Indemnittee may become subject under the Securities Act, the 1934 Act or other federal or state law, but only, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor, and known by the Investor to be furnished, expressly for use in connection with such registration, including without limitation any information furnished by the Investor to the Company pursuant to Section 2.5 hereof; and the Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such Company Indemnittee as incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor which consent shall not be unreasonably withheld; and provided further, that the total
                                                ----------------
amounts payable in indemnity by the Investor under this Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by the Investor in the registered offering out of which such Violation arises.

               (C)  NOTICE. Promptly after receipt by an indemnified party under
                    ------
this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

               (D)  DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing
                    -------------------------------------
indemnity agreements of the Company and the Investor are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the Final
                                                                       -----
Prospectus), such indemnity agreement shall not inure to the benefit of any
-----------
person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (E)  SURVIVAL. The obligations of the Company and the Investor
                    --------
under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          2.8  RULE 144 REPORTING. With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (A) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (B) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (C) So long as the Investor owns any Registrable Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

          2.9  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the
               ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Investor enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Investor which is included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a), or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.2.

     3.   ASSIGNMENT AND AMENDMENT.
          ------------------------

          3.1  ASSIGNMENT. Notwithstanding anything herein to the contrary:
               ----------

               (A)  INFORMATION RIGHTS. The rights of the Investor under Section
                    ------------------
1.1 or 1.2 hereof may be assigned only to a party who acquires from the Investor (or the Investor's permitted assigns) at least 75,000 shares of Series A Stock or an equivalent number (on an as converted basis) of shares of Registrable Securities issued upon conversion thereof.

               (B)  REGISTRATION RIGHTS. The registration rights of the Investor
                    -------------------
under Section 2 hereof may be assigned only to a party who acquires at least 125,000 shares of Series A Stock or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof; provided,
                                                                 ---------
however that no party may be assigned any of the foregoing rights unless the
--------
Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights
    -----------------
subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 3.

          3.2  AMENDMENT OF RIGHTS. Any provision of this Agreement may be
               -------------------
amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

          3.3  NOTICES. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Investor at:

                         One Fountain Square
                         11911 Freedom Square
                         Suite 580
                         Reston, Virginia 22090
                         Attention: General Counsel


with a copy to:

                         Joseph W. Conroy, Esquire
                         Hunton & Williams
                         3050 Chain Bridge Road
                         Suite 600
                         Fairfax, Virginia 22030
or, in the case of the Company, at:


                         660 American Avenue
                         King of Prussia, Pennsylvania 19406
                         Attention: Paul L. Graziani
with a copy to:

                         David J. Sorin, Esquire
                         Buchanan Ingersoll
                         500 College Road East
                         Princeton Forrestal Center
                         Princeton, New Jersey 08540

or at such other address as any party or the Company may designate by giving ten
(10) days advance written notice to all other parties.

          3.4  ENTIRE AGREEMENT. This Agreement, together with all the Exhibits
               ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          3.5  GOVERNING LAW. This Agreement shall be governed by and construed
               -------------
exclusively in accordance with the internal laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania excluding that body of law relating to conflict of laws and choice of law.

          3.6  SEVERABILITY. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          3.7  THIRD PARTIES. Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          3.8  SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 3.1,
               ----------------------
the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          3.9    CAPTIONS. The captions to sections of this Agreement have been
                 --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          3.10   COUNTERPARTS. This Agreement may be executed in counterparts,
                 ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.11   COSTS AND ATTORNEYS' FEES. In the event that any action, suit
                 -------------------------
or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          3.12   ADJUSTMENTS FOR STOCK SPLITS. ETC. Wherever in this Agreement
                 ---------------------------------
there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

          3.13   AGGREGATION OF STOCK. All shares held or acquired by affiliated
                 --------------------
entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE COMPANY:                        THE INVESTOR:
-----------                         ------------

ANALYTICAL GRAPHICS, INC.,          SPACEVEST FUND, L.P.,
a Pennsylvania corporation          a Delaware limited partnership

By:   /s/ PAUL L. GRAZIANI          By:    /s/ FRANK A. DIBELLO
      --------------------                 --------------------
Title: PRESIDENT & CEO             Title:  GENERAL PARTNER
      --------------------                 --------------------
                                     -12-